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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Rural Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RURAL CELLULAR CORPORATION

3905 Dakota Street S.W.
Alexandria, Minnesota 56308

April 7, 2003

Dear Shareholder:

        On behalf of the Board of Directors and management of Rural Cellular Corporation, it is my pleasure to invite you to the annual meeting of shareholders.

        The annual meeting will be held on Thursday, May 15, 2003, at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of annual meeting of shareholders.

        I urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. It is also important that you complete and sign the enclosed proxy. RCC is your company, and I strongly urge you to exercise your right to vote. Included with the Proxy Statement is Rural Cellular Corporation's Annual Report for fiscal year 2002.

        Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also cast your vote electronically via the Internet by following the detailed instructions enclosed. Please return your proxy or cast your vote electronically even if you plan to attend the meeting.

        On behalf of the Board of Directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.

        We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

Richard P. Ekstrand
 President and Chief Executive Officer

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 15, 2003

        Please take notice that the annual meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Holiday Inn of Alexandria, 5637 Hwy 29 South, Alexandria, Minnesota, at 10:00 a.m., Minnesota time. At the meeting, holders of RCC's common stock will consider and vote upon the following matters:

  •
  the election of two Class III directors, each for a three-year term expiring in 2006;

  •
  amendments to our Employee Stock Purchase Plan;

  •
  the ratification of Deloitte & Touche LLP as our independent auditors; and

  •
  a shareholder proposal related to our share rights plan.

        In addition, the Class M preferred shareholders, voting separately as a group, will elect two directors, each for a term expiring in 2004.

        The Board of Directors of RCC has fixed the close of business on March 19, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. The transfer books of RCC will not be closed.

        You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote electronically via the Internet as described on the proxy card. In addition, please attend the annual meeting if you can do so.

BY ORDER OF THE BOARD OF DIRECTORS

Ann K. Newhall
 Secretary

Dated: April 7, 2003

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 15, 2003

SOLICITATION AND REVOCATION OF PROXIES

        The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with the annual meeting of its shareholders, which will be held on May 15, 2003, and any adjournments thereof. Unless the context otherwise requires, all references to the "Company," "we," "us" and "RCC" refer to Rural Cellular Corporation and its subsidiaries.

Record Date

  •
  You may vote if you were a shareholder of record on March 19, 2003.

How To Vote

  •
  By signing and returning the enclosed proxy card or voting electronically via the Internet, you will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

How Your Proxy Will be Voted

  •
  Your shares will be voted in accordance with your instructions. If you do not give any voting instructions, your proxy, subject to the following, will be voted FOR the election of the directors nominated by the Board, and FOR the amendments to our Employee Stock Purchase Plan, FOR the ratification of Deloitte & Touche LLP as independent auditors, and AGAINST the shareholder proposal regarding our rights plan.

How to Revoke Your Proxy

  •
  You have the power to revoke your grant of proxy at any time prior to the convening of the annual meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Ann K. Newhall, Secretary, on or before May 14, 2003. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy prior to the convening of the annual meeting. Unless revoked, all properly executed or electronically submitted proxies received in time will be voted.

Abstentions

  •
  If you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

  •
  If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Costs of Solicitation

  •
  We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of annual meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

        Copies of this proxy statement and proxies will first be mailed to shareholders on or about April 7, 2003.

VOTING RIGHTS

        Only shareholders of record at the close of business on March 19, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. As of that date, there were issued and outstanding 11,375,527 shares of Class A Common Stock, 692,472 shares of Class B Common Stock, and 110,000 shares of Class M Convertible Preferred Stock. Each holder of record of Class A Common Stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B Common Stock is entitled to ten votes for each share registered in his or her name as of the record date. In addition, the holders of the Class M Convertible Preferred Stock are permitted to vote with the holders of the common stock on an as-converted basis. As of March 19, 2003, these holders are entitled to a total of 2,075,471 votes at the annual meeting. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B Common Stock, in the aggregate, entitled to vote at the annual meeting will constitute a quorum for the transaction of business.

        The following table shows certain information relating to outstanding shares and voting rights as of the record date:

Class of Stock	Shares outstanding		per Votes share	Votes per class
Class A Common Stock	11,375,527		1	11,375,527
Class B Common Stock	692,472		10	6,924,720
Class M Convertible Preferred Stock	2,075,471	(1)	1	2,075,471

Total	14,143,470			20,375,718

(1)
Reflects voting rights on an as-converted basis

BOARD RECOMMENDATIONS

        Our board of directors recommends that you vote FOR the election of directors nominated by the Board, FOR the amendments to our Employee Stock Purchase Plan, FOR the ratification of Deloitte & Touche LLP as independent auditors, and AGAINST the shareholder proposal regarding our rights plan.

        Directors are elected by plurality of the votes cast, in person or by proxy, at the annual meeting, which means that the two nominees for Class III directors receiving the highest number of votes will be elected. Because there are only two Class III nominees, each will be elected if he receives any number of votes. If you do not wish to have your shares voted for a particular nominee, you may withhold authority as indicated on the proxy card. For all other matters, approval requires the affirmative vote by holders of at least a majority of the voting power of the shares voting on such matter.

OWNERSHIP OF VOTING SECURITIES

        The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of March 19, 2003 (except as otherwise noted) by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;
  •
  each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);
  •
  each director and nominee as a director; and
  •
  all directors and executive officers as a group.

        Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. A "currently exercisable" option is an option exercisable as of, or becoming exercisable within 60 days following, the record date.

	Class A		Class B
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class	Percentage of combined voting power
Kevin Douglas(1) 1101 Fifth Avenue, Suite 360 San Rafael, California 94901	1,619,000	14.2%	—	—	8.8%
Gabelli Asset Management Inc.(2) One Corporate Center Rye, NY 10580-1442	1,273,002	11.2	—	—	7.0
Madison Dearborn Partners(3) Three First Plaza Suite 330 Chicago, IL 60602	1,053,480	8.5	—	—	5.4
Boston Ventures Management, Inc.(4) One Federal Street 23rd Floor Boston, MA 02110-2003	711,574	5.9	—	—	3.7
Telephone & Data Systems, Inc.(5) 30 North LaSalle Street Chicago, IL 60602	586,799	5.1	132,597	16.6%	9.9
Arvig Enterprises, Inc.(6) 160 2nd Ave. S.W. Perham, MN 56573	243,000	2.1	121,664	17.6	8.0
Consolidated Telephone Company 1102 Madison Street Brainerd, MN 56401	131,107	1.2	86,189	12.4	5.4
Paul Bunyan Rural Telephone Cooperative(7) 1831 Anne Street NW Bemidji, MN 56601	49,821	*	85,332	12.3	4.9
Melrose Telcom, Inc. 320 East Main Street Melrose, MN 56352	—	—	79,493	11.5	4.8

	Class A		Class B
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class	Percentage of combined voting power
Garden Valley Telephone Co. 201 Ross Avenue Brandon, MN 56315-0187	85,418	*	45,035	6.5%	2.9%
Communication Alternatives, Inc. 2220 125th Street NW Rice, MN 56367-9701	16,000	*	46,376	6.7	2.6
Richard P. Ekstrand(8)	376,963	3.2%	32,708	4.7	3.8
Paul J. Finnegan(9)	1,053,480	8.5	—	—	5.4
John Hunt(10)	711,574	5.9	—	—	3.7
Ann K. Newhall(11)	133,047	1.2	—	—	*
Marvin C. Nicolai(12)	34,900	*	—	—	*
George M. Revering(13)	125,350	1.1	—	—	*
Wesley E. Schultz(14)	203,160	1.8	—	—	1.1
Don C. Swenson(15)	71,564	*	—	—	*
George W. Wikstrom(16)	62,223	*	—	—	*
David J. Del Zoppo(17)	32,344	*	—	—	*
All directors and executive officers as a group (10 persons)(18)	2,804,605	20.3	32,708	4.7	15.1

*
Denotes less than 1%.
(1)
Based on Report on Form 4 dated February 27, 2003, filed jointly on behalf of Kevin Douglas, the Douglas Family Trust, the James Douglas and Jean Douglas Irrevocable Descendants' Trust, the Estate of Cynthia Douglas, and James E. Douglas III.
(2)
Based on Schedule 13D/A dated January 7, 2003, filed jointly by GAMCO Investors, Inc., Gabelli Funds, LLC, MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario J. Gabelli.
(3)
Based on Schedule 13D dated April 13, 2000 (the "April 2000 13D") filed jointly by Boston Ventures Company V, L.L.C., Boston Ventures Limited Partnership V, Madison Dearborn Capital Partners III, L.P., Madison Dearborn Partners III, L.P., Madison Dearborn Partners, LLC, Madison Dearborn Special Equity III, L.P., Special Advisors Fund I, LLC, The Toronto-Dominion Bank, Toronto Dominion Holdings (U.S.A.), Inc. and Toronto Dominion Investments, Inc. Reflects 1,037,730 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 15,750 shares of Class A common stock that may be issued upon exercise of currently exercisable options.
(4)
Based on the April 2000 13D. Reflects 691,824 shares of Class A common stock into which 36,663 shares of Class M convertible preferred stock owned by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 15,750 shares of Class A common stock that may be issued upon exercise of currently exercisable options.
(5)
Based on Schedule 13G/A dated January 22, 2002, filed jointly by Arvig Telcom, Inc., Arvig Cellular, Inc., Arvig Telephone Company, Mid-State Telephone Company, Minnesota Invco of RSA #5, Inc.,

  United States Cellular Corporation, United States Cellular Investment Company, and TDS Telecommunications Corporation. Includes 43,000 shares of Class A common stock and 105,940 shares of Class B common stock into which shares of Series A and Series B Class T convertible preferred stock, respectively, may be converted at any time that the ownership by Telephone & Data Systems, Inc., or its affiliates, of such shares will not violate the cross-ownership rules of the FCC.

(6)
Not included are 101,350 shares of Class A Common Stock owned beneficially by members of the Arvig family, who may be deemed to be controlling shareholders of Arvig Enterprises, Inc. and who serve on its board of directors. Arvig Enterprises, Inc. disclaims beneficial ownership of such shares.
(7)
Includes 15,000 shares of Class A common stock owned by a subsidiary of Paul Bunyan Rural Telephone Cooperative.
(8)
Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by North Holdings, Inc., of which Mr. Ekstrand is the sole shareholder and president, and 500 shares of Class A common stock held by or on behalf of one of Mr. Ekstrand's children. Also includes 238,743 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(9)
Reflects 1,037,730 shares of Class A common stock into which 55,000 shares of Class M convertible preferred stock held by certain affiliates of Madison Dearborn Partners, LLC may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 15,750 shares of Class A common stock that may be issued upon exercise of currently exercisable options. Paul J. Finnegan is a Managing Director of Madison Dearborn Partners, Inc., an affiliate of Madison Dearborn Partners, LLC.
(10)
Reflects 691,824 shares of Class A common stock into which 36,663 shares of Class M convertible preferred stock held by Boston Ventures Limited Partnership V may be converted. The shares of Class M preferred stock may vote on all matters submitted for a vote of the holders of the common stock on an as-converted basis. Also includes 15,750 shares of Class A common stock that may be issued upon exercise of currently exercisable options. John Hunt is a general partner of Boston Ventures Management, Inc., an affiliate of Boston Ventures Limited Partnership V.
(11)
Includes 123,485 shares of Class A common stock that may be purchased upon exercise of currently exercisable options. Also includes 5,000 shares of Class A common stock held by Ms. Newhall's spouse and 1,000 shares of Class A common stock held in an IRA account.
(12)
Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options and 3,400 shares held as cotrustee of a revocable trust in the name of his spouse.
(13)
Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(14)
Includes 179,485 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(15)
Includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(16)
Includes 30,723 shares of Class A common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 31,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(17)
Includes 31,614 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.
(18)
Includes 730,827 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

ITEM NO. 1
ELECTION OF DIRECTORS

        Rural Cellular's Articles of Incorporation provide that directors are divided into three classes, with each class serving a three-year term and approximately one-third of the Board of Directors to be elected each year. The two directors in Class III whose terms are expiring, Richard P. Ekstrand and George W. Wikstrom, have been nominated by the Board of Directors for reelection.

        Paul J. Finnegan and John Hunt were elected to serve as directors for a term expiring at the 2003 annual meeting by the holders of the Class M convertible preferred stock, who have the right, voting separately as a class, to elect two directors. Accordingly, concurrently with the annual meeting, the Class M holders are expected to reelect Messrs. Finnegan and Hunt to the Board of Directors. In accordance with our Articles of Incorporation and Bylaws, these individuals will not be designated to serve in any of the three classes, but will be elected as provided for under the terms of the issuance of the Class M convertible preferred stock.

        The holders of the Common Stock are being asked to vote for Richard P. Ekstrand and George W. Wikstrom, as Class III directors, to terms expiring in 2006. In each case, the individual will be elected to hold office until the expiration of the term and until a successor has been elected and qualified or until his death, resignation, or removal, if earlier.

        Election of directors is determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting. If any nominee is not a candidate for election at the meeting, the Proxies may vote for such other person as they, in their discretion, may determine.

        Our Board of Directors recommends that the above nominees be elected. Unless instructed not to vote for the election of the nominees, the Proxies will vote to elect the nominees above named.

        Certain information regarding the nominees and the continuing directors of RCC is set forth below:

Nominees for Election as Class III Directors (terms expiring in 2006)

        Richard P. Ekstrand, 53, has served as our President, Chief Executive Officer, and a director since 1990. He currently serves on the board of directors and executive committee of the Cellular Telecommunications Internet Association (CTIA) and the Wireless Foundation. Mr. Ekstrand previously served as Chairman of the Board of Directors of both CTIA and the Wireless Foundation. He also was a founding director of the Rural Cellular Association and served as a director until 2000. In addition, he is past President of the Minnesota Telephone Association, the Association of Minnesota Telephone Utilities, and the Minnesota Telecommunications Association. Mr. Ekstrand is the sole shareholder, president, and a director of North Holdings, Inc. (formerly Lowry Telephone Co., Inc.), which is a shareholder of Rural Cellular. From 1980 through 2000, Mr. Ekstrand had served as vice president and a director of Lowry Telephone Co., Inc. North Holdings, Inc. is a member of Lowry Telephone Company, LLC, of which Mr. Ekstrand is the treasurer and a member of the board of governors.

        George W. Wikstrom, 65, has been a director since 1990 and was Vice President from 1991 until 2000. Mr. Wikstrom has been Vice President of Wikstrom Telephone Company, Incorporated, a local exchange telephone company and a shareholder of Rural Cellular, for more than ten years. He also serves as President and a director of Cellular 2000, Inc. Mr. Wikstrom has been the Commissioner of the Northwest Regional Development Commission since 1979 and has served as a director of the Minnesota Association of Rural Telecommunications.

Continuing Class I Directors (terms expiring in 2004)

        Marvin C. Nicolai, 61, has been a director since 1995. Mr. Nicolai served from 1995 until his retirement in July 2001 as General Manager of Consolidated Telephone Company, a local exchange telephone company and one of our shareholders, and Northland Communications Corporation, a wholly-owned subsidiary of Consolidated. Mr. Nicolai is a director of Cellular 2000, Inc.

        Wesley E. Schultz, 46, has served as Executive Vice President and Chief Financial Officer since August 2000. He joined us in May 1996 as Vice President of Finance and Chief Financial Officer. In August 1999, he was appointed a director and in October 1999, he was appointed Senior Vice President and Chief Financial Officer and Assistant Secretary. Mr. Schultz is a certified public accountant and served for three years as an auditor with Deloitte and Touche LLP.

Continuing Class II Directors (terms expiring in 2005)

        Ann K. Newhall, 52, has served as Executive Vice President and Chief Operating Officer since August 2000. She joined us as Senior Vice President and General Counsel in February 1999 and was appointed a director in August 1999. In February 2000, she was appointed Secretary. Prior to joining us, Ms. Newhall was a shareholder attorney with Moss & Barnett, A Professional Association, most recently serving as President and a director of the firm. Ms. Newhall received her J.D. from the University of Minnesota Law School in 1977.

        George M. Revering, 61, has been a director since 1990. Mr. Revering is currently retired and had served as president and general manager of Midwest Information Systems Inc. from 1976 until 2001. Mr. Revering is also a director of Cellular 2000, Inc.

        Don C. Swenson, 61, has been a director since 1990 and served as Secretary from June 1995 until February 2000. Mr. Swenson served as Director of Operations of Arvig Communications Systems, Inc. from 1981 until his retirement in October 2001. Mr. Swenson also serves as a director of Arvig Enterprises, Inc. and Cellular 2000, Inc. Arvig Enterprises, Inc. is one of our shareholders. Mr. Swenson has also been a member of the board of directors of United Community Bank, Perham, Minnesota, since 1993.

Nominees for Election by Class M Shareholders

        Paul J. Finnegan, 50, is a Managing Director of Madison Dearborn Partners, Inc. where he concentrates on investments in the communications industry. Mr. Finnegan has been with Madison Dearborn Partners since he co-founded the company in 1993. Prior to that time, Mr. Finnegan worked at First Chicago Venture Capital for ten years. Mr. Finnegan serves on the boards of directors of Allegiance Telecom, Inc. and Focal Communications, Inc. He also serves on the Board of Trustees of The Skyline Fund, a small cap mutual fund. Mr. Finnegan received his B.A. from Harvard College and his M.B.A. from the Harvard Graduate School of Business Administration. Mr. Finnegan was elected to the board of directors by the holders of our Class M convertible preferred stock.

        John Hunt, 37, is a General Partner of Boston Ventures Management, Inc. He joined Boston Ventures in 1990 as an Associate, became a managing director in 2000, and was named to his current position in 2003. Prior to joining Boston Ventures, Mr. Hunt was an investment analyst at Bear, Stearns & Co., Inc. Mr. Hunt also serves on the board of directors of Integra Telecom, Vista III Media, and Sports Trend Info. Mr. Hunt received a bachelor's degree in finance from the University of Massachusetts at Amherst in 1988. Mr. Hunt was elected to the board of directors by the holders of our Class M convertible preferred stock.

Meetings and Committees of the Board of Directors

        During fiscal 2002, the Board of Directors held five regular and six special meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served.

        Our Board of Directors has established an Audit Committee and a Compensation Committee.

        Audit Committee.    Don Swenson (Chair), John Hunt, Marvin Nicolai, and George M. Revering currently serve on the Audit Committee. The Audit Committee's duties include examination of matters relating to the financial affairs of RCC, including reviewing our annual financial statements, the scope of the independent annual audit, and the independent accountant's letter to management concerning the effectiveness of our internal financial and accounting controls. The Audit Committee held five meetings during 2002. The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are independent as defined in rules of The Nasdaq Stock Market.

        Compensation Committee.    Paul J. Finnegan (Chair), Marvin C. Nicolai, Don Swenson, and George W. Wikstrom served on the Compensation Committee in fiscal 2002. The Compensation Committee's duties include consideration of and recommendations to our Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies. The Compensation Committee held eight meetings during 2002.

Compensation of Directors

        Directors' Fees.    Each of our nonemployee directors is paid an annual fee of $16,000. In addition, each nonemployee director is paid $1,000 for each Board meeting attended in person, $500 for each committee meeting attended in person, and $350 for each Board meeting and committee meeting attended via telephone conference and is reimbursed for travel and other expenses incurred in attending meetings and serving as a director. Total fees paid to all nonemployee directors as a group for services rendered during 2002 were $201,217.

        Directors' Stock Option Plan.    Directors who are not employees are eligible for options under RCC's Stock Option Plan for Nonemployee Directors. The plan provides that all nonemployee directors serving as of the day following an annual meeting will be granted options to purchase 5,250 shares of Class A Common Stock on that date. Pursuant to the plan, nonemployee directors serving as of the day following the 2002 annual meeting were granted options to purchase an aggregate of 36,750 shares of Class A Common Stock at $3.18 per share.

Section 16 Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder require RCC's officers, directors, and holders of 10% or more of our outstanding common stock to file certain reports with the Securities and Exchange Commission. To our best knowledge, based solely on information provided to us by the reporting individuals, all of the reports required to be filed by these individuals were filed, except that an Initial Report on Form 3 for Kevin Douglas, the James Douglas and Jean Douglas Irrevocable Descendants' Trust, the Douglas Family Trust, the Estate of Cynthia Douglas, and James E. Douglas was not timely filed and Reports on Form 4 reporting five transactions by the James Douglas and Jean Douglas Irrevocable Descendants' Trust, two transactions by the Douglas Family Trust, one transaction by the Estate of Cynthia Douglas, and one transaction by James E. Douglas, all of which occurred between May 28, 2002 and June 21, 2002, were not timely filed. These transactions involved acquisitions, in the aggregate, of 465,000 shares of Class A Common Stock.

ITEM NO. 2
AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors is recommending to the shareholders amendments to the Rural Cellular Corporation Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was adopted in 1997. The purpose of the Purchase Plan is to encourage equity ownership by all employees by providing an opportunity to purchase the Company's Class A Common Stock at an attractive price. As originally adopted, the Purchase Plan provided for the issuance of 250,000 shares of Class A common stock. As of the end of 2002, all but 39 of these shares had been purchased pursuant to rights granted under the Purchase Plan, and no additional shares were available for issuance. The amendment will increase the number of shares authorized for issuance under the Purchase Plan by 500,000. In addition to increasing the number of shares available for issuance, the amendments change the definition of "Purchase Price" to reflect that the Company's Class A Common Stock is currently trading on the OTC Bulletin Board, allow the Board to set annually a limit on the number of shares purchasable by a participant, and make other changes clarifying the administration of the Purchase Plan.

        A summary of the Purchase Plan, including the proposed amendments, follows, but this summary is qualified in its entirety by reference to the full text of the Purchase Plan, which, as amended and restated, is available from the Company upon request.

        Number of Shares.    The Purchase Plan, as amended, is authorized to issue 750,000 shares of the Company's Class A Common Stock ("Stock"), a number equal to approximately 6.2% of the total number of shares of the Company's Class A and Class B Common Stock outstanding as of March 19, 2003. Stock issued under the Purchase Plan may consist of, in whole or in part, authorized and unissued shares or shares repurchased by the Company for issuance pursuant to the Purchase Plan. If Stock subject to a purchase right under the Purchase Plan ceases to be subject to such right, such Stock will again be available for future distribution under the Purchase Plan.

        Stock Purchase Rights.    The Purchase Plan provides for the grant of rights to purchase Stock through payroll deductions of between 2% and 10% of compensation. The purchase price for the Stock will be 85% of the lower of the Fair Market Value (as defined) of the Stock on (a) the first business day of the Purchase Period or (b) the last business day of the Purchase Period. Each Purchase Period is the period from January 1 to the next following December 31. As of March 19, 2003, the closing price of the Stock was $0.81. "Fair Market Value" is defined as the value of a share of Stock, as determined by the Board. If the Stock is listed on an established stock exchange or traded on the Nasdaq Stock Market, the OTC Bulletin Board, or any other market that regularly reports closing price, the Fair Market Value of the Stock, unless otherwise determined by the Board, is the closing price for the Stock as quoted on such exchange or market on the relevant determination date or if the determination date is not a trading date, on the next preceding trading date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        No right will be deemed to be granted under the Purchase Plan if such grant would permit the employee to purchase in any calendar year a number of shares of Stock under the Purchase Plan and all other stock purchase plans, if any, of the Company exceeding $25,000 in Fair Market Value (determined as of the date of grant). The Purchase Plan requires a minimum purchase of 25 shares. The Board, in its discretion, may limit the number of shares that any individual will be allowed to purchase in any Purchase Period.

        Participation.    Employees are eligible to participate in the Purchase Plan if they have completed three months of service prior to the first day of the Purchase Period, except that no employee who is employed fewer than 20 hours per week or for fewer than five months in any calendar year, or who, immediately after a right to purchase is granted, owns stock possessing 5% or more of the total combined voting power of the Company (or any parent or subsidiary), including stock that the employee may purchase pursuant to any outstanding options, will be eligible. As of March 19, 2003, the Company had 908 employees eligible to participate in the Purchase Plan, including four executive officers. Nonemployee directors are not eligible to participate in the Purchase Plan.

        The following table sets forth as of March 19, 2003, the number of shares of Stock purchased by the Named Executive Officers (see "Summary Compensation Table"), all current executive officers as a group, and all employees, including officers who are not executive officers, as group under the Purchase Plan. No nonemployee director or other nonemployee is eligible to participate in the Purchase Plan.

Total Shares Purchased Under the Stock Purchase Plan(#)
Named Executive Officers:
Richard P. Ekstrand, CEO and director nominee	6,896
Wesley E. Schultz, Executive Vice President and CFO	8,675
Ann K. Newhall, Executive Vice President and COO	1,562
David J. Del Zoppo, Vice President, Finance and Accounting	730
All executive officers as a group	17,863
All other employees as a group, including officers who are not executive officers	232,098

        Administration.    The Purchase Plan will be administered by the Board of Directors or, in the Board's discretion, a committee of no fewer than two individuals to be appointed by the Board.

        Amendment and Termination.    The Purchase Plan may be amended or terminated by the Board of Directors, except that the Board may not, without the approval of the Company's shareholders, increase the number of shares available for issuance under the Purchase Plan, extend the right to exercise a stock purchase right to a date more than five years from the date of grant, change the class of employees eligible to receive awards under the Purchase Plan, increase the maximum number of shares that may be purchased by an employee, or decrease the purchase price below the amount described therein. The Purchase Plan has no expiration date.

        Adjustment.    In the case of a stock split, stock dividend, or consolidation of shares, appropriate adjustments are to be made in the number of shares reserved under the Purchase Plan and, where applicable, the purchase price for the shares.

        Federal Income Tax Aspects.    The following is a brief summary of the federal income tax aspects of the stock purchase rights that may be granted under the Purchase Plan based upon federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        Stock purchased pursuant to the Purchase Plan is intended to be eligible for the favorable tax treatment provided by Section 423 of the Code. A participant realizes no income upon the grant of the stock purchase rights and no income upon purchase of shares pursuant to stock purchase rights. The Company is not entitled to any compensation deduction.

        The tax impact of a participant's disposition of shares of Stock purchased under the Purchase Plan depends upon whether the participant disposes of the Stock before or after the applicable holding period. The applicable holding period is the later of (i) two years from the date of grant of the stock purchase right and (ii) one year from the date of its exercise. If a participant sells or otherwise disposes of the Stock after the expiration of the holding period ("a qualifying disposition"), then in the year of the qualifying disposition, the participant will be required to recognize ordinary income equal to the lesser of (i) the difference between the Fair Market Value of the Stock on the date of grant of the stock purchase right and the purchase price or (ii) the difference between the amount realized on the disposition of the Stock and the purchase price. Any additional gain or loss recognized on the disposition will be treated as long-term capital gain or loss. Where, as with the Purchase Plan, the purchase price is determined on a "look-back" basis (i.e., the price is the lower of the Fair Market Value of the Stock on the grant date or the purchase date), the discount is calculated as of the grant date even if the purchase date value is actually used to determine the purchase price.

        If the participant sells or otherwise disposes of Stock before expiration of the holding period (a "disqualifying disposition"), then the participant will be required to recognize ordinary income equal to the difference between the Fair Market Value of the Stock on the date of exercise and the exercise price. Any additional gain or loss recognized on the disposition of the Stock will be short-term or long-term capital gain or loss depending on the length of time the participant has held the Stock after the exercise of the purchase right.

        In the event that the participant disposes of Stock in a disqualifying disposition, the Company is entitled to a deduction equal to the amount the participant must include in income.

        Conclusion and Recommendations.    The Board of Directors believes it is in the interests of the Company and its shareholders to amend the Purchase Plan as proposed.

        The affirmative vote of a majority of the combined voting power of the shares of Common Stock present and voting on such matter is necessary for approval of the amendments to the Purchase Plan.

        The Board of Directors recommends that you vote FOR approval of the amendments to the Employee Stock Purchase Plan. Your Proxy will be so voted unless you specify otherwise.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2002. The table does not take into account 500,000 shares that would become available pursuant to a proposed amendment to our Employee Stock Purchase Plan, which is being presented for approval by our shareholders at the annual meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	1,908,084	$17.40	510,633
Equity compensation plans not approved by security holders(2)	0	N/A	0
TOTAL	1,908,084	$17.40	510,633

(1)
Includes stock subject to outstanding options and stock available for issuance under our 1995 Stock Compensation Plan, Stock Option Plan for Nonemployee Directors, and Employee Stock Purchase Plan.
(2)
We have not adopted any equity compensation plans that have not been approved by our shareholders.

ITEM NO. 3
RATIFICATION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS

        On June 10, 2002, we dismissed our independent auditors, Arthur Andersen LLP ("Andersen"), and engaged Deloitte & Touche LLP ("DT") to serve as our new independent auditors for the fiscal year ended December 31, 2002. The dismissal of Andersen and the engagement of DT were recommended by our Audit Committee and approved by our Board of Directors.

        Andersen's reports on our consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through June 10, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years; and there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Andersen with a copy of the foregoing disclosures. A copy of Andersen's letter, dated June 10, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with statements contained in such disclosures, was filed as an exhibit to our Report on Form 8-K dated June 10, 2002.

        During the years ended December 31, 2001 and 2000 and through June 10, 2002, we did not consult DT with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        The Audit Committee of the Board of Directors has considered the qualifications and experience of DT and, based upon the recommendation of the Audit Committee, the Board of Directors has appointed DT as independent auditors of RCC for the current fiscal year, which ends December 31, 2003 ("Fiscal 2003").

        Representatives of DT are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. The affirmative vote of a majority of the combined voting power of the shares of common stock present and voting on such matter is required for ratification of the appointment of DT as our independent auditors.

        The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as RCC's independent auditor for fiscal 2003. Your proxy will be so voted unless you specify otherwise.

Report of Audit Committee

        The Audit Committee of the Board of Directors is comprised of four nonemployee directors. The members of the Audit Committee during fiscal 2002 were: Don Swenson (Chair), John Hunt, Marvin C. Nicolai, and George M. Revering. All members are independent as defined in the rules of the Nasdaq Stock Market.

        The Audit Committee held five meetings during fiscal 2002. The meetings were designed to facilitate and encourage communication between the Audit Committee and the internal auditors and Deloitte & Touche LLP, our independent public accountants.

        The Audit Committee reviewed and discussed the audited financial statements for fiscal 2002 with management and representatives of Deloitte & Touche LLP.

        The Committee's discussions with Deloitte & Touche LLP included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Deloitte & Touche LLP also provided to the Audit Committee the written disclosures and the letter regarding their independence as required by the Independence Standards Board Standard No. 1. This information was discussed with the auditors. The Audit Committee also considered whether the provision by Deloitte & Touche LLP of services other than audit services is compatible with the auditors' independence.

        Based on these discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in our annual report on Form 10-K.

Don Swenson, Chair	John Hunt	Marvin C. Nicolai	George M. Revering
Members of the Audit Committee

Independent Auditors' Fees

        We were billed the following fees for professional services provided by Andersen and DT in fiscal 2002:

        Audit Services:    $10,000 by Andersen for review of quarterly financial statements included in our Form 10-Q for the quarter ended March 31, 2002 and $225,000 by DT for the 2002 annual audit and reviews of quarterly financial statements included as part of our Form 10-Q filings during fiscal 2002.

        We were also billed $135,000 by DT for services related to the re-audit of our fiscal 2001 financial statements.

        Information and Technology Services:    We did not engage DT or Andersen for services related to information technology during the year ended December 31, 2002.

        Other Non-Audit Services:    $149,588 by Andersen for non-audit services related primarily to assistance on securities offerings and tax return preparation and $67,805 by DT for non-audit services, which included primarily assistance in tax return research and preparation.

ITEM NO. 4
CONSIDERATION OF SHAREHOLDER PROPOSAL RELATED TO RIGHTS PLAN

        The following proposal and supporting statement were submitted on behalf of GAMCO Investors, Inc., One Corporate Center, Rye, N.Y. 10580-1435 for inclusion in this proxy statement and on the Company's form of proxy and for presentation at the annual meeting. GAMCO Investors, Inc. represented that, at the time of making the proposal, it was the beneficial owner of 1,164,611 shares of Class A Common Stock of the Company. GAMCO Investors, Inc. has indicated that it intends to appear in person or by proxy at the annual meeting to propose the resolution.

  "RESOLVED, that the shareholders of Rural Cellular Corporation (the "Company") hereby request that the Board of Directors redeem the Preferred Share Purchase Rights issued pursuant to the Shareholder Rights Plan adopted April 30, 1999 (as amended) unless a majority of the outstanding shares of Class A Common Stock approve the issuance by affirmative vote cast at a special meeting of the shareholders held as soon as practical following adoption of this proposal."

Proponent's Supporting Statement

        On April 30, 1999, RCC adopted shareholder rights plans for its Class A Common Stock and Class B Common Stock. Generally, the shareholders may exercise the Rights only when a person or group acquires, or through exchange or tender offer attempts to acquire, a beneficial interest in 15% or more of the common stock of the Company. Shareholders—other than the person or group attempting to acquire 15%—may then exercise the Rights and receive stock at a fraction of its market value. The Company may redeem the Rights for $.001 per Right. These Rights represent a corporate anti-takeover device, commonly known as a "poison pill."

        Issuing the Rights allows the Company to increase vastly the cost to a potential bidder of effecting any merger or tender offer unless the Board of Directors favors the bid. Potential bidders cannot take their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with the interests of shareholders. In effect, the Board has arrogated to itself the sole right to determine what price a potential buyer must pay to acquire the entire Company. We believe the Board should allow its shareholders to decide for themselves what represents a fair price for their holdings.

        By redeeming the Rights or putting this significant matter to a vote of all shareholders, the Board will serve two important goals. First, it will encourage shareholder democracy by soliciting the views of its shareholder constituency about the advisability of anti-takeover devices. Second, it will allow shareholders to decide for themselves whether a Rights Plan improves or undermines shareholder value. Finally, the power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. Should this proposal prevail, the Board, in an effort to improve shareholder value, should itself redeem the Rights or put the decision whether to continue to use a poison pill to a shareholder vote of the Class A shareholders at a special meeting to be held as soon as practical.

WE URGE SHAREHOLDERS TO VOTE FOR THIS RESOLUTION.

Directors' Statement in Opposition

        The Board of Directors unanimously recommends a vote AGAINST this proposal. The Board believes that the Company's Rights Plan is an important tool to enable your Board to protect the interests of the shareholders as a whole and to maximize shareholder value in the event of a proposed acquisition of control of the Company. The Rights Plan will not prevent takeover proposals. The Rights Plan is instead designed to give the Company more time to evaluate takeover proposals and consider alternatives to them, encourage potential acquirers to negotiate directly with the Board, and enhance the Board's ability to protect the Company and its shareholders from unfair and coercive takeover tactics, including the acquisition of effective control of the Company without paying a control premium. Similar plans have been adopted by over 2200 companies, including nearly 60% of the Standard & Poor's 500.

        The Company believes the Board to be in the best position to negotiate on behalf of the shareholders as a whole, evaluate the adequacy of any potential offer, and seek a higher price if there is to be a sale of the Company. The Rights Plan strengthens the ability of the Board, six of whose nine members are outside directors, to fulfill its duties under Minnesota law. Without the protection of the Rights Plan, the Board would lose important bargaining power in negotiating a transaction with a potential acquirer or pursuing a potentially superior alternative.

        Further, the Rights Plan deters coercive takeover tactics and self-dealing transactions, such as partial or two-tiered tender offers and "creeping" stock accumulation programs, that may not be in the best interests of the Company and its shareholders. The proponent of the proposal beneficially owns more than 10% of the outstanding Class A Common Stock of the Company and, if the Rights are redeemed, could acquire additional shares without paying a control premium. The Rights Plan is not intended to, and will not, interfere with negotiated transactions and, contrary to the proponent's supporting statement, does not currently permit shareholders to acquire stock at a fraction of its market value before the actual acquisition by a person or group of a 15% beneficial interest in the Company. If the Board determines that a proposal is fair and in the best interest of the Company and its shareholders, the Rights Plan allows the Board to approve the proposal and redeem the rights. However, to redeem the rights now in the absence of a proposal would leave the Company's shareholders unprotected in the event of an unsolicited, and potentially coercive and unfair, takeover offer or creeping stock acquisition. Given the current market price of the Company's common stock, redemption of the rights could provide an unfriendly acquirer an opportunity to gain control of the Company at a price that may not reflect its true value.

        Finally, there is strong empirical evidence that the Rights Plan better positions the Board to negotiate the most attractive and fair price for all shareholders in the event there is a bid to acquire the Company. The most recent study, prepared by Georgeson and Company Inc. in 1997, estimates that during the period from 1992 to 1996 companies with rights plans received $13 billion in additional takeover premiums and shareholders of companies without rights plans gave up $14.5 billion. Many companies with rights plans have received unsolicited takeover proposals and have redeemed their rights after their board of directors concluded that the offer, as negotiated by such board of directors, adequately reflected the intrinsic value of the company and was fair and equitable to all shareholders.

        The Board believes that the continued existence of the Rights Plan is in the best interest of the Company and its shareholders. The Board believes that a decision to redeem the rights should be made only in the context of a specific acquisition proposal.

        The Board of Directors recommends a vote AGAINST this proposal. Your proxy will be so voted unless you specify otherwise.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with regard to compensation paid to our Chief Executive Officer and to each other executive officer whose total annual salary and bonus for fiscal 2002 exceeded $100,000 (the "Named Executive Officers").

				Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position	Fiscal Year					All Other Compensation(1)
		Salary	Bonus	Options
Richard P. Ekstrand President and Chief Executive Officer	2002 2001 2000	$490,000 490,000 417,000	$467,614 230,300 —	80,000 109,193 56,900	(2)	$19,129 15,524 5,250	(3)
Wesley E. Schultz Executive Vice President and Chief Financial Officer	2002 2001 2000	$380,000 380,000 294,000	$292,719 161,120 —	60,000 76,485 37,100	(2)	$14,695 12,847 5,250	(4)
Ann K. Newhall Executive Vice President and Chief Operating Officer	2002 2001 2000	$380,000 380,000 294,000	$292,719 118,560 0	60,000 76,485 37,100	(2)	$13,418 12,847 5,250	(5)
David J. Del Zoppo Vice President Finance and Accounting	2002 2001 2000	$160,000 160,000 145,000	$31,391 26,194 20,000	10,000 12,614 —		$4,142 3,978 2,134

(1)
Except as otherwise indicated, for all years, All Other Compensation consists of RCC's contributions on behalf of each Named Executive Officer to RCC's 401(k) Plan. In 2001 and 2002, the amount also includes matching contribution to deferred compensation plan.

(2)
These options were forfeited by the holders in November 2002. See "—Option Grants in Last Fiscal Year."

(3)
Includes RCC's matching contribution to the 401(k) Plan of $5,500 and our matching contribution to the deferred compensation plan of $13,629.

(4)
Includes RCC's matching contribution to the 401(k) Plan of $5,500 and our matching contribution to the deferred compensation plan of $9,195.

(5)
Includes RCC's matching contribution to the 401(k) Plan of $5,500 and our matching contribution to the deferred compensation plan of $7,918.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to the Named Executive Officers during the 2002 fiscal year.

	Individual Grants
							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
				Percent of Total Options Granted to Employees in Fiscal Year
		Number of Shares Underlying Options Granted(1)
Name	Grant Date				Exercise Price ($/Share)	Expiration Date
							5%	10%
Richard P. Ekstrand	05/02/02	80,000	(3)	15.6%	$3.37	05/02/12	$169,550	$429,673
Wesley E. Schultz	05/02/02	60,000	(3)	11.7	3.37	05/02/12	127,162	322,255
Ann K. Newhall	05/02/02	60,000	(3)	11.7	3.37	05/02/12	127,162	322,255
David J. Del Zoppo	05/02/02	10,000	(3)	1.9	3.37	05/02/12	21,194	53,709

(1)
The number indicated is the number of shares of Class A Common Stock that can be acquired upon the exercise of options. Rural Cellular has not granted any stock appreciation rights.

(2)
The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. We believe that future stock appreciation, if any, is unpredictable, and we are not aware of any formula that will determine with any reasonable accuracy the present value of stock options. No gain to optionees is possible without an appreciation in stock prices, and any increase will benefit all shareholders commensurately. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
Each is an incentive stock option, which becomes exercisable in five equal annual installments beginning May 2, 2003, and expires on May 2, 2012.

        Effective November 6, 2002, Messrs. Ekstrand and Schultz and Ms. Newhall each forfeited their rights to options to purchase 56,900 shares, 37,100 shares, and 37,100 shares, respectively. These options had been granted on January 3, 2000, were exercisable at $78.75 per share, and would have expired on January 3, 2010. These options were forfeited in order to replenish the number of shares available for options under the 1995 Stock Compensation Plan. These individuals received no consideration in connection with the forfeiture.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information relating to option exercises during fiscal 2002 and the number and value of shares of Class A Common Stock subject to options held by the Named Executive Officers as of December 31, 2002.

			Number of Shares Underlying Unexercised Options at Fiscal Year-End (1)
					Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard P. Ekstrand	—	—	196,743	169,000	$—	$—
Wesley E. Schultz	—	—	150,485	117,500	$—	$—
Ann K. Newhall	—	—	85,485	136,000	$—	$—
David J. Del Zoppo	—	—	26,614	21,000	$—	$—

(1)
Rural Cellular has not granted any stock appreciation rights.

(2)
Value is calculated as the difference between the closing price of Class A Common Stock on December 31, 2002 ($0.85) and the related option exercise price multiplied by the number of shares underlying the option.

Employment Agreements/Change in Control Provisions

        RCC has entered into employment agreements with Messrs. Ekstrand and Schultz and Ms. Newhall. Each agreement prohibits the individual from engaging in any activity competitive with our business or contacting our customers or employees for that purpose for a period of one year (for Mr. Ekstrand) or six months (for Mr. Schultz and Ms. Newhall) following termination of employment. The employment agreements, which were entered into in January 1999, provide for an initial term ending December 31, 2001 and, unless RCC or the executive gives notice otherwise, are automatically renewed each year for an additional one-year period, so that the remaining term of employment is never less than two years. Each agreement may be terminated at any time by either the individual or us. If any of the agreements is terminated at any time by us for other than "just cause" (as defined in the employment agreements), we are obligated to continue payment of salary and other benefits for the remainder of the term of the agreement. The employment agreements provide for annual base salaries plus increases as may be determined from time to time, but at least annually.

        In the event any of these individuals is terminated for other than just cause or terminates his or her employment for "good reason" (as defined in the employment agreements), within 24 months following a change in control of RCC, he or she will be entitled to receive compensation in an amount equal to 2.99 times his or her "base amount" of compensation (as defined in Section 280G(b)(3) of the Internal Revenue Code), or, if our EBITDA margins for the three immediately preceding years have averaged 30% or greater, an amount equal to 2.99 times the sum of his or her highest annual base salary as in effect during the period from twelve months prior to the change in control until the date of termination and the highest annual incentive payment to that individual for any fiscal year that ended during the period beginning twelve months prior to the date of the change in control until the date of termination. In addition, the individual will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he or she participated immediately prior to termination for a period of eighteen months following the date of termination. The individual shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse the individual for any amount by which the premium exceeds the amount for which the individual was responsible at the time of termination. If the individual obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

        We have also entered into a change in control agreement with Mr. Del Zoppo providing that in the event he is terminated for other than "just cause" or terminates his employment for "good reason" (each as defined in the agreement), within 24 months following a change in control of RCC, he will be entitled to receive compensation in an amount equal to 100% of the sum of his highest annual base salary as in effect during the period beginning twelve months prior to the change in control until the date of termination and the highest annual incentive payment to him for the period beginning twelve months prior to the change in control until the date of termination. In addition, he will be entitled to continue to participate in our group medical, dental, life, and disability plans on the same basis as he participated immediately prior to termination for a period of six months following the date of termination. He shall be responsible for payment of premiums to the same extent as prior to termination, and we will reimburse him for any amount by which the premium exceeds the amount for which he was responsible at the time of termination. If he obtains substantially equivalent coverage or benefits from another source, we will have no further obligation for these benefits.

        In addition, in the event of a change in control, any award granted under our 1995 Stock Compensation Plan will become fully vested and exercisable.

        A change in control occurs when

  •
  the majority of our directors are not persons whose election was solicited by our board or who were appointed by our Board,

  •
  any person or group of persons acquires 30% or more of our outstanding voting stock, or

  •
  the shareholders approve a liquidation, or dissolution, or specified mergers or consolidations or exchanges of shares, or dispositions of substantially all of our assets.

Deferred Compensation Plan

        We have adopted a deferred compensation plan, which permits designated key employees to defer between 5% and 100% of his or her compensation during any plan year. In fiscal 2002, Messrs. Ekstrand and Schultz and Ms. Newhall were eligible to participate in the deferred compensation plan. The purpose of the deferred compensation plan is to allow the individual to defer amounts in addition to the amounts permitted under the tax rules for contributions to 401(k) plans. Under the terms of the plan, RCC is required to make a matching contribution in an amount equal to 50% of the individual's deferred amount, but only to the extent the deferred amount, when added to any amounts contributed by the individual to our 401(k) plan, does not exceed 6% of the individual's compensation. The matching contribution is made in the discretion of RCC at the end of the year and is contingent upon reaching established financial goals.

        Payment of benefits from the deferred compensation plan is to be made upon termination of the participant's employment. In the event of the participant's death, the balance in the participant's account is to be paid to the participant's beneficiary. Payment may be made by lump sum or in up to ten annual installments, as elected by the participant.

Report of Compensation Committee

        Overview and Philosophy.    The Compensation Committee of the Board is composed entirely of nonemployee directors. The members of the Compensation Committee during 2002 were Paul J. Finnegan (Chair), Marvin C. Nicolai, Don Swenson (through August 2002), and George W. Wikstrom. The Compensation Committee's duties include consideration of and recommendation to the Board of Directors with respect to programs for executive compensation, employee benefit and incentive plans, and other compensation matters and policies.

        The objectives of RCC's executive compensation program are:

  •
  to attract and retain superior talent and reward individual performance;

  •
  to support the achievement of financial and strategic goals; and

  •
  through stock-based compensation, align the executive officers' interest with the success of RCC.

        Our executive compensation program strives to be competitive with the compensation programs of comparable wireless telecommunications companies. In that respect, we compare RCC to companies similar in size within the wireless telecommunications industry. These may include companies in the peer group described below under "Stock Performance Graph," but nonpublic companies similar in size to RCC are also included. In comparing RCC to these companies, we rely upon salary survey data developed and published by external sources, including the Cellular Telecommunications Internet Association and a compensation consulting firm.

        The Compensation Committee periodically conducts a review of our executive compensation programs to ensure that the programs are meeting the objectives listed above. In that review, the Committee considers data submitted by management and external data, including the data referred to in the preceding paragraph.

        Compensation for our executives has three components: base salary, incentive bonuses, and stock options. The Compensation Committee recommends executive compensation at levels which, in its judgment, are warranted by external, internal and individual circumstances.

        Base Salary.    In making recommendations to the Board of Directors regarding an individual's base salary, the Compensation Committee considers the compensation levels of similar positions at comparable companies, the responsibilities and performance of the individual executive officer, and RCC's recent financial performance.

        Generally, salary determinations are made prior to the beginning of each calendar year based upon evaluations and recommendations made by the Chief Executive Officer. The Chief Executive Officer provides the Compensation Committee with a performance appraisal for each other executive officer that assesses the individual's performance in the following areas: accountabilities of the position, individual goals and objectives, special projects and assignments, and management skills and the achievement of an annual training/development plan. A salary recommendation is made based upon the individual's overall performance assessment and where the individual's salary falls within the range of salaries for similar positions at comparable companies within the industry. Salary determinations for newly hired executive officers are made prior to an offer of employment and are based upon the individual's prior experience, anticipated contribution to RCC, and the range of salaries for similar positions at comparable companies within the industry.

        For fiscal 2002, there were no increases in base salaries of any officers, including our Named Executive Officers. This decision was made after analysis of the state of the national economy, the low inflation rate, and the downturn in the wireless industry as a whole.

        Incentive Bonuses.    Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon RCC's financial performance and the officer's achievement of specified individual goals. The purpose of this annual cash incentive program is to provide a direct financial incentive to the executive officers to meet or exceed financial and other market-based performance objectives.

        Potential bonus awards for executive officers are determined at the beginning of each fiscal year. For fiscal 2002, each Named Executive Officer's potential annual bonus (in target amounts ranging from 35% to 100% of the individual's base salary) was based on attainment of certain financial goals as reflected in RCC's fiscal 2002 budget and specified individual goals. For fiscal 2002, Named Executive Officers received annual bonuses of between 20% and 95% of base salary.

        Stock Options.    Stock options are the principal vehicle used by RCC for the payment of long-term compensation and to provide a stock-based incentive to improve RCC's financial performance. The objectives of stock option grants are to assist in the recruitment, motivation, and retention of key professional and managerial personnel as well as to reward eligible employees for outstanding performance.

        Stock options are designed to align the interest of RCC's executives with those of shareholders by encouraging executives to enhance the value of RCC and, hence, the price of the Class A Common Stock and return to shareholders. In addition, through deferred vesting, this component of the compensation system is designed to create an incentive for the individual executive to remain with RCC.

        In 2002, stock options to purchase in the aggregate 210,000 shares of Class A Common Stock were granted to the Named Executive Officers. The grants were based on the individual's actual and/or potential contributions to RCC. The exercise price for the options was equal to the market price of the Class A Common Stock on the date of grant. Accordingly, an executive receiving an option is rewarded only if the market price of our Class A Common Stock appreciates. Stock options are recommended by the Compensation Committee and authorized by the Board of Directors. We may periodically grant new options to these individuals to provide continuing incentives for future performance.

        Chief Executive Officer's Compensation.    The Compensation Committee determines Mr. Ekstrand's compensation package in accordance with the methodology described above. In evaluating and setting the Chief Executive Officer's target annual compensation, the committee reviews RCC's business and financial performance, considering such factors as sales, earnings, customer growth, and market share, as well as RCC's progress with respect to its long-term goals and strategies. The committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon a consideration of all of these factors.

        For fiscal 2002, the Compensation Committee recommended that the Chief Executive Officer's salary remain unchanged at $490,000, based upon its evaluation of the state of the national economy, the low inflation rate, and the downturn in the wireless industry as a whole.

        Mr. Ekstrand received an annual bonus for fiscal 2002 of $467,614, based on the achievement of certain financial and individual goals. In 2002 Mr. Ekstrand was granted options to purchase 80,000 shares at $3.37 per share.

        Other Information.    In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee considered the impact of this limitation on RCC and determined that it would be in the best interests of RCC to preserve the tax deduction for compensation paid to the chief executive officer and other Named Executive Officers as much as possible consistent with RCC's executive compensation program. Accordingly, based on the recommendation of the Compensation Committee, we have adopted a management incentive plan, which was approved by the shareholders, in order to meet the requirements of Section 162(m). Incentive compensation for the Named Executive Officers is determined in accordance with the terms of the management incentive plan.

Paul J. Finnegan, Chair	Marvin C. Nicolai	Don Swenson	George W. Wikstrom
Members of the Compensation Committee

Stock Performance Graph

        The following graph compares the cumulative total shareholder return on our common stock for the period beginning December 31, 1997 through December 31, 2002, with the cumulative total returns of the Standard & Poor's Corporation ("S&P") 500 Stock Index, and a peer group index consisting of nine publicly held wireless companies. The comparison assumes $100 was invested in our common stock and in each index at the beginning of the comparison period and reinvestment of dividends.

        Our peer group consists of Alltel Corporation, AT&T Wireless Services, Inc., Centennial Communications Corp., Dobson Communications Corporation, Leap Wireless International, Inc., Sprint Corp. PCS Group, Triton PCS Holdings, Inc., United States Cellular Corporation, and Western Wireless Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RURAL CELLULAR CORPORATION, THE S & P 500 INDEX
AND A PEER GROUP

*
$100 invested on 12/31/97 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
RURAL CELLULAR CORPORATION	100.00	80.38	692.82	226.79	170.33	6.51
S & P 500	100.00	128.58	155.64	141.46	124.65	97.10
PEER GROUP	100.00	145.98	388.79	213.49	211.85	90.35

CERTAIN TRANSACTIONS

        Rural Cellular Corporation and our security holders and their respective affiliates engage in a variety of transactions between or among each other in the ordinary course of their respective businesses. As a general rule, we have not retained an independent third party to evaluate these transactions, and there has been no independent committee of our Board of Directors to evaluate these transactions. Notwithstanding this fact, we believe that the terms and conditions of these transactions, including the fees or other amounts paid by us, were established through arm's-length negotiations which adequately took into account transactions of a similar nature entered into by us with unaffiliated third parties and/or market transactions of a similar nature entered into by unaffiliated third parties. There can be no assurance that we could not have obtained more favorable terms from an unaffiliated third party.

Transactions with Security Holders

        We have entered into various arrangements with our shareholders or their affiliates. Arrangements involving shareholders or their affiliates that beneficially own more than 5% of any class of our stock and in which total payments for all of these arrangements exceeded $60,000 in fiscal 2002 are described below. Except as may be otherwise indicated below, we anticipate that amounts paid or earned in 2003 will be similar to the 2002 amounts.

        Leases, Transmission Services, and Agency Agreements.    We have arrangements with several of our shareholders for leasing cell sites and using telephone lines for transmission between cell sites and the switch serving our cellular network. We currently lease office space in Detroit Lakes, Minnesota, from an affiliate of Arvig Enterprises, Inc. In addition, several of our shareholders and their affiliates serve as agents for the sale of our cellular and paging services.

  •
  During 2002, we paid $876,023, to Arvig Enterprises, Inc. and its affiliates for all services. Arvig Enterprises, Inc. is the beneficial owner of more than 5% of our outstanding Class B Common Stock. Don C. Swenson, one of our directors, chairman of our audit committee, and former member of our compensation committee, serves as a director of Arvig Enterprises, Inc. and had served as director of operations for Arvig Communications, Inc., an affiliate of Arvig Enterprises, Inc., from 1981 until his retirement in October 2001.

  •
  During 2002, we paid $331,434, to Paul Bunyan Rural Telephone Cooperative and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services. Jeffrey S. Gilbert, one of our directors until his resignation in December 2002, is general manager of Northern Communications, Inc., a subsidiary of Paul Bunyan, and assistant manager of Paul Bunyan.

  •
  During 2002, we paid $116,365, to Consolidated Telephone Company and its affiliates for all services. Consolidated Telephone Company beneficially owns more than 5% of our outstanding Class B Common Stock. Marvin C. Nicolai, one of our directors and a member of our compensation and audit committees, served as the general manager of Consolidated Telephone Company until his retirement in July 2001.

  •
  During 2002, we paid $118,811, to Garden Valley Telephone Co. and its affiliates, which beneficially own more than 5% of our outstanding Class B Common Stock, for all services.

        Roaming Arrangements.    We have roaming agreements with United States Cellular Corporation, a subsidiary of Telephone & Data Systems, Inc. Affiliates of Telephone & Data Systems, Inc. beneficially own, in the aggregate, more than 5% of our Class A and Class B Common Stock. Under the roaming agreements, we pay for service provided to our customers in areas served by United States Cellular Corporation and receive payment for service provided to customers of United States Cellular Corporation in our cellular service areas. We negotiated the rates of reimbursement with United States Cellular Corporation, and the rates reflect those charged by all carriers. Roaming charges are passed through to the customer. During 2002, charges to our customers for services provided by United States Cellular Corporation totaled $2,136,134, and charges by us to customers of United States Cellular Corporation totaled $4,412,168.

        Cellular and Paging Service and Equipment.    Several of our shareholders are customers for our cellular and paging services and, in connection therewith, also purchase or lease cellular telephones and pagers from us. During 2002,

Arvig Enterprises, Inc. and its affiliates were billed $192,707 and Paul Bunyan and its affiliates were billed $70,824, for these services and equipment.

OTHER MATTERS

        The Board of Directors is not aware that any matter other than those described in the Notice will be presented for action at the annual meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxied shares in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Our 2004 Annual Meeting of Shareholders is expected to be held on or about May 21, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about April 7, 2004. In order to be included in our proxy materials for the 2004 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by us on or before December 9, 2003.

        Under our bylaws, for business to be properly brought before the 2004 Annual Meeting, a shareholder must give notice in writing to the Secretary of RCC no later than April 1, 2004. Any proposal not submitted by such date will not be considered at the 2004 Annual Meeting.

        In addition, pursuant to Rule 14a-4 under the Exchange Act, if we receive notice of such proposal on or after April 1, 2004, under Rule 14a-4, the persons named in the proxy solicited by our Board of Directors for the 2004 Annual Meeting may exercise discretionary voting power with respect to such proposal.

COPIES OF REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, accompanies the Notice of Annual Meeting and Proxy Statement.

        It is important that Proxies be returned promptly. Shareholders are urged to sign, date, and forward the Proxy by return mail.

BY ORDER OF THE BOARD OF DIRECTORS

Ann K. Newhall Secretary

RURAL CELLULAR CORPORATION

EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of February 20, 2003)

TABLE OF CONTENTS

RURAL CELLULAR CORPORATION

EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of February 20, 2003)

SECTION 1.    Purpose; Definitions

        The purpose of the Rural Cellular Corporation Employee Stock Purchase Plan (the "Plan") is to enable Rural Cellular Corporation (the "Company") to provide eligible employees of the Company and its Parents and Subsidiaries the opportunity to purchase Common Stock of the Company at a discount from the prevailing market price and thereby strengthen the mutuality of interests between such employees and the Company's shareholders in the growth of the Company. It is further intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        In addition to definitions that may be contained elsewhere in this Plan, for purposes of the Plan, the following terms shall be defined as set forth below:

          a.    "Board" means the Board of Directors of the Company.

          b.    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          c.    "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board. The Committee may delegate the responsibility for processing the documentation needed to implement the Plan to the appropriate personnel of the Company.

          d.    "Company" means Rural Cellular Corporation, a corporation organized under the laws of the State of Minnesota, or any successor company.

          e.    "Current Compensation" means the gross cash compensation (wage, salary and commission, and including overtime pay and bonuses) paid by the Company or any Parent or Subsidiary to a Participant in accordance with the terms of employment, but excluding all other forms of compensation and all remuneration which is not a term of the employment relationship (whether or not paid pursuant to a voluntary plan established by the Company or any Parent or Subsidiary).

          f.      "Eligible Employee" means any employee who has been continuously in the employment of the Company or any Parent or Subsidiary since the October 1 preceding a particular Purchase Period, except (i) any employee customarily employed less than 20 hours weekly or for not more than five months in any calendar year and (ii) any employee who, immediately after a right to purchase is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (applying the rules of Section 425 (d) of the Code to determine such stock ownership and treating the shares of Stock that the employee may purchase under outstanding options under this or any other plan of the Company or any Parent or Subsidiary as owned by the employee), shall be eligible to participate in the Plan for a given Purchase Period. For purposes of participation during the Initial Purchase Period the reference herein to October 1 shall be deemed to refer to April 1.

          g.    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          h.    "Fair Market Value" means the value of a share of Stock, as determined in good faith by the Board. If the Stock is listed on an established stock exchange or traded on the Nasdaq Stock Market, the OTC Bulletin Board, or any other market that regularly reports closing price, the Fair Market Value of the Stock, unless otherwise determined by the Board, shall be the closing price for the Stock as quoted on such exchange or market on the relevant determination date, or, if the determination date is not a trading date, on the trading date next preceding the determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          i.      "Offering Date" means the first business day of each Purchase Period.

          j.      "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of a Stock Purchase Right, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          k.    "Participant" means an Eligible Employee who elects to exercise a Stock Purchase Right granted under the Plan.

          l.      "Plan" means this Rural Cellular Corporation Employee Stock Purchase Plan, as hereafter amended from time to time.

          m.    "Purchase Date" means the last business day of each Purchase Period.

          n.    "Purchase Period" means the period beginning on January 1 of each year and ending December 31 of the same year, except that the Initial Purchase Period shall begin on July 1, 1997, and end on December 31, 1997 (the "Initial Purchase Period").

          o.    "Purchase Price" means, for any given Purchase Period, the lower of (i) 85% of the Fair Market Value of the Stock on the Offering Date (the "January Price") or (ii) 85% of the Fair Market Value of the Stock on the Purchase Date.

          p.    "Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

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          q.    "Stock Purchase Right" or "Right" means the right to purchase Stock pursuant to this Plan.

          r.    "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Purchase Right, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.    Administration

        The Plan shall be administered by the Board or, in the Board's discretion, by a Committee of not fewer than two persons, who shall be appointed by the Board, who may be members of the Board, and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists that has the authority to so administer the Plan. As to the selection of and grants of Stock Purchase Rights to persons who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to members of the Company's administration. The selection of and grants of Stock Purchase Rights to persons who are subject to Sections 16(a) and 16(b) of the Exchange Act shall be made in a manner that satisfies the requirements of Rule 16b-3 under the Exchange Act, or any successor rule.

        The Committee shall have full power and authority, consistent with the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board:

          a.    to determine the number of shares of Stock to be covered by each Stock Purchase Right granted hereunder;

          b.    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Purchase Right granted hereunder;

          c.    to interpret and administer the Plan and any instrument or agreement entered into hereunder;

          d.    to establish such rules and regulations and appoint such agents as it shall deem appropriate for proper administration of the Plan; and

          e.    to make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

        Members of the Board and of any Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

        Decisions of the Board and any Committee shall be made in the Board's or the Committee's sole discretion and shall be final, conclusive, and binding on all persons, including

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the Company, any Participant, any shareholder, and any employee of the Company or any Parent or Subsidiary.

SECTION 3.    Stock Subject to Plan

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 750,000 shares of Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or of shares repurchased by the Company for issuance pursuant to the Plan.

        If any shares of Stock subject to a Stock Purchase Right are not issued to a Participant because the Right is not exercised, such shares shall again be available for distribution in connection with future Rights granted under the Plan.

        Subject to any required action by the shareholders, the number of shares of Stock covered by each outstanding Right, and the price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

        Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Right shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Right would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation shall cause each outstanding right to terminate, provided that each Participant shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his Right.

        In the event of a change in the Stock of the Company as currently constituted, which is limited to change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

        To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Right granted pursuant to this Plan shall not be adjusted in a manner that causes the Right to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        Except as hereinbefore expressly provided in this Section 3, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Right.

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        The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or consolidate, or to dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

SECTION 4.    Grant of Stock Purchase Rights

        Each Eligible Employee shall be granted as of the Offering Date of each Purchase Period the Right to purchase on the Purchase Date of such Purchase Period that number of whole shares of Stock as could be purchased at a price equal to the Purchase Price for such Purchase Period with the entire credit balance in the Participant's Stock Purchase Account (as defined) on the Purchase Date; provided, however, that no Right will be deemed to be granted or received hereunder which would permit a Participant to purchase Stock under the Plan and under all other stock purchase plans, if any, of the Company at a rate which exceeds $25,000 in Fair Market Value of Stock (determined as of the Offering Date) for each calendar year, and, provided further, that the Board may limit the number of shares of Stock purchasable by any Participant in any given Purchase Period. The minimum number of shares of Stock required to be purchased by a Participant in any Purchase Period shall be 25.

SECTION 5.    Election to Participate

        An Eligible Employee may elect to participate in the Plan during a given Purchase Period by filing with the Committee on or before the 30th day following the Offering Date for that Purchase Period an appropriate document authorizing regular payroll deductions.

SECTION 6.    Payment for Stock

        Payment for Stock purchased pursuant to the Plan shall be made by payroll deductions. A Participant may elect payroll deductions of any whole percent between 2% and 10% of Current Compensation. The amount of the payroll deductions will be subject to applicable taxes. Payroll deductions will be credited on each payday to a separate bookkeeping account established by the Company for each Participant (the "Stock Purchase Account"). Payroll deductions will not earn interest.

        Payroll deductions will begin as soon as administratively possible after receipt of the authorization and, except as noted in the next following paragraph, will continue through the last payday in the Purchase Period. Deductions will not be made retroactive, and any payroll deductions missed because the Participant is subject to temporary layoff cannot be taken after the Participant resumes employment.

        During each Purchase Period, by providing written notice to the Committee, a Participant may reduce once, but not increase, his payroll deductions or may cease making payroll deductions at any time. If the Board has limited the number of shares of Stock purchasable in any Purchase Period, at such time as the amount credited to a Participant's Stock Purchase Account equals or exceeds an amount sufficient to purchase the maximum number of shares of Stock at the January Price, the Company may discontinue payroll deductions.

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        The Stock Purchase Account is established solely for bookkeeping purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company. A Participant may not make any separate cash payment into his Stock Purchase Account.

SECTION 7.    Purchase of Stock

        Within five business days following the end of a Purchase Period, each Participant shall provide written instructions to the Committee indicating whether the entire credit balance in the Participant's Stock Purchase Account should be used to purchase the largest number of whole shares of Stock purchasable with such amount, in accordance with Section 4 hereof, or should be refunded to the Participant. Any amount remaining in a Participant's Stock Purchase Account after such purchase (or the entire credit balance thereof if the Participant elects not to purchase any Stock) will be paid to the Participant in cash within 30 days after the end of the Purchase Period.

        As soon as practicable after the end of each Purchase Period, the Company will cause to be delivered to each Participant or to a brokerage account designated by the Participant shares representing the Stock purchased.

        The Company will not be required to issue or deliver any shares representing Stock purchased hereunder prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration or qualification is required.

SECTION 8.    Miscellaneous

        a.    Effect of Ceasing Payroll Deductions.    A Participant is allowed to cease making payroll deductions at any time during a Purchase Period by giving written notice to the Committee. If a Participant ceases payroll deductions in any Purchase Period, the Participant shall not be eligible to renew participation in that Purchase Period, but may be eligible to participate in subsequent Purchase Periods. Any amount in the Participant's Stock Purchase Account at the time of notice to cease payroll deductions, at the Participant's election, may be refunded to the Participant or may be held for purchase of Stock at the end of the Purchase Period. If the Participant elects to have the amount refunded, that amount will be paid to the Participant in cash within 30 days after giving of the notice.

        b.    Termination of Employment.    Upon termination of employment for any reason, including death or retirement, the Company will pay to the Participant or his estate, as the case may be, in cash within 30 days the entire credit balance in the Participant's Stock Purchase Account. For purposes of this Plan, an approved leave of absence or temporary layoff will not be deemed a termination of employment.

        c.    Nontransferability.    The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged, or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation, or other disposition of such amounts will be null and void and without effect and may be considered by the Committee as an election to withdraw from the Plan.

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        d.    No Rights as Shareholder.    An employee will have no interest in the Stock purchased until full payment has been made and the shares have been issued and the stock records of the Company (or its transfer agent) reflect the purchase of the Stock.

SECTION 9.    Amendment and Termination

        The Board may amend, alter, discontinue, or terminate the Plan, or any portion thereof, but no amendment, alteration, or discontinuation shall be made which would impair the vested rights of a Participant under any Rights theretofore granted, without the Participant's consent, or which, without the approval of the Company's shareholders, would:

          a.    except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

          b.    increase the maximum number of shares of Stock that may be purchased by any one Participant;

          c.    change the minimum purchase price for shares of Stock sold under the Plan;

          d.    change the employees or class of employees eligible to participate in the Plan; or

          e.    extend a Participant's right to purchase Stock pursuant to the grant of an option hereunder to a date more than five years from the date of such grant.

        The Committee may amend the terms of any Stock Purchase Right theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the vested rights of any holder without the holder's consent. The Committee may also substitute new Rights for previously granted Rights (on a one-for-one or other basis), including previously granted Rights having higher Purchase Prices.

        Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 10.    Unfunded Status of Plan

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trust or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of Stock; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trust or other arrangements shall be consistent with the "unfunded" status of the Plan.

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SECTION 11.    General Provisions

          a.    The Committee may require each person purchasing shares pursuant to a Stock Purchase Right to represent to and agree with the Company in writing that the Participant is acquiring the Stock without a view to distribution thereof. The certificates for such Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          All shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the Nasdaq Stock Market or any other market on which the Stock is then quoted, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates representing the Stock to make appropriate reference to such restrictions.

          b.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          c.    The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Parent any right to continued employment with the Company or a Subsidiary or Parent, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Parent to terminate the employment of any of its employees at any time.

          d.    To the extent that federal laws (such as the Code, the Exchange Act, or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all Rights granted and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

          e.    No rights granted hereunder may be assigned or transferred (otherwise than by will or the laws of descent and distribution). Any attempted assignment, transfer, pledge, hypothecation, or other disposition or levy of attachment or similar process upon any such right will be null and void and without effect.

          f.      If any term, provision, or portion of this Plan or any Right granted hereunder shall be deemed unenforceable or in violation of applicable law, such term, provision, or portion of the Plan or the Right shall be deemed severable from all other terms, provisions, or portions of this Plan or the Right or any other Rights granted hereunder, which shall otherwise continue in full force and effect.

SECTION 12.    Effective Date of Plan

        The Plan shall be effective as of January 14, 1997, subject to the approval of the Plan by the holders of a majority of the outstanding shares of the Company's Common Stock at the 1997 annual shareholders' meeting.

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*    *    *

        This Plan has been amended and restated effective February 20, 2003, subject to approval by the Company's shareholders at the 2003 annual shareholders' meeting.

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ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 15, 2003

10:00 a.m.

Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2003.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" the election of all nominees as directors, "FOR" Items 2 and 3, and "AGAINST" Item 4.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

COMPANY # CONTROL #
There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, May 14, 2003.
• You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return it to Rural Cellular Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card.

- Please detach here -

This proxy, when properly executed, will be voted as directed or, if no direction is given, FOR each nominee listed below, FOR proposal Nos. 2 and 3, and AGAINST proposal No. 4.
1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS: 01 Richard P. Ekstrand 02 George W. Wikstrom	☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN.	☐	For	☐	Against	☐	Abstain
3.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2003 FISCAL YEAR.	☐	For	☐	Against	☐	Abstain
4.	SHAREHOLDER PROPOSAL REGARDING SHARE RIGHTS PLAN.	☐	For	☐	Against	☐	Abstain
Address Change? Mark Box ☐ Indicate changes below:	I Plan to Attend the Meeting ☐
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 15, 2003

10:00 a.m.

Holiday Inn of Alexandria
5637 Hwy 29 South
Alexandria, Minnesota

Rural Cellular Corporation P. O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2003.

The shares of Class B Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" the election of all nominees as directors, "FOR" Items 2 and 3, and "AGAINST" Item 4.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Ann K. Newhall, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and on any other matters that may come before the Annual Meeting and all adjournments thereof.

SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

COMPANY # CONTROL #
There are two ways to vote your Proxy
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed, and returned your Proxy Card.
VOTE BY INTERNET — http://www.eproxy.com/rccc/ — QUICK *** EASY *** IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday, May 14, 2003.
• You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located above) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return it to Rural Cellular Corporation, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card.

- Please detach here -

This proxy, when properly executed, will be voted as directed or, if no direction is given, FOR each nominee listed below, FOR proposal Nos. 2 and 3, and AGAINST proposal No. 4.
1.	ELECTION OF TWO DIRECTORS (CLASS III) TO SERVE A TERM OF THREE YEARS: 01 Richard P. Ekstrand 02 George W. Wikstrom	☐	FOR all nominees listed (except as marked to the contrary below):	☐	WITHHOLD AUTHORITY to vote for all nominees listed.

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2.	AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN.	☐	For	☐	Against	☐	Abstain
3.	APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR 2003 FISCAL YEAR.	☐	For	☐	Against	☐	Abstain
4.	SHAREHOLDER PROPOSAL REGARDING SHARE RIGHTS PLAN.	☐	For	☐	Against	☐	Abstain
Address Change? Mark Box ☐ Indicate changes below:	I Plan to Attend the Meeting ☐
Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS May 15, 2003
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS May 15, 2003
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
BOARD RECOMMENDATIONS
OWNERSHIP OF VOTING SECURITIES
ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN
EQUITY COMPENSATION PLAN INFORMATION
ITEM NO. 3 RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
ITEM NO. 4 CONSIDERATION OF SHAREHOLDER PROPOSAL RELATED TO RIGHTS PLAN
EXECUTIVE COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
COPIES OF REPORT ON FORM 10-K
EMPLOYEE STOCK PURCHASE PLAN (Amended and Restated as of February 20, 2003) TABLE OF CONTENTS
EMPLOYEE STOCK PURCHASE PLAN (Amended and Restated as of February 20, 2003)
  SECTION 1. Purpose; Definitions
  SECTION 2. Administration
  SECTION 3. Stock Subject to Plan
  SECTION 4. Grant of Stock Purchase Rights
  SECTION 5. Election to Participate
  SECTION 6. Payment for Stock
  SECTION 7. Purchase of Stock
  SECTION 8. Miscellaneous
  SECTION 9. Amendment and Termination
  SECTION 10. Unfunded Status of Plan
  SECTION 11. General Provisions
  SECTION 12. Effective Date of Plan
ANNUAL MEETING OF SHAREHOLDERS Thursday, May 15, 2003 10:00 a.m. Holiday Inn of Alexandria 5637 Hwy 29 South Alexandria, Minnesota